UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2016

ASTRO-MED, INC.

(Exact name of registrant as specified in its charter)

Rhode Island	0-13200	05-0318215
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 East Greenwich Avenue

West Warwick, RI 02893

(Address of principal executive offices) (Zip Code)

(401)-828-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)

On March 28, 2016, the Compensation Committee of our Board of Directors established performance criteria and goals for, and target amounts payable under, our Senior Executive Short-Term Incentive Plan (the “STIP”) for fiscal year 2017, for Gregory A. Woods, our President and Chief Executive Officer, Joseph P. O’Connell, our Senior Vice President and Chief Financial Officer, and Michael Morawetz, our Vice President – International Branches. We refer to Messrs. Woods, O’Connell, and Morawetz, collectively, as the participants.

The amounts payable under the STIP for fiscal year 2017 to each of the participants is based on the achievement of corporate performance goals as follows:

•	55% is tied to our fiscal year 2017 operating income;

•	40% is tied to our fiscal year 2017 net sales; and

•	5% is tied to our fiscal year 2017 Economic Value Added, or EVA, which we define as our Net Operating Profit after Taxes, minus the product of our Capital multiplied by our Cost of Capital.

Performance with respect to each specific performance goal will be calculated independently to determine the amount of the award for each performance goal (each, an “Award Component”). The total award earned by a participant for fiscal year 2017 will be equal to the sum of the separate Award Components determined for each performance goal. The Award Components related to fiscal year 2017 operating income and net sales will be independently adjusted by an “Adjustment Factor” as follows:

•	If our fiscal year 2017 operating income exceeds the operating income performance goal, the Adjustment Factor for that Award Component will be 1 plus 10% for each 1% by which actual performance exceeds the performance goal, up to a maximum bonus of 250% of the target bonus amount allocated to that Award Component. If our fiscal year 2017 operating income is less than the operating income performance goal, the Adjustment Factor for that Award Component will be 1 minus 10% for each 1% by which actual performance is less than the operating income performance goal, such that no bonus will be paid under the STIP with respect to the operating income Award Component if our fiscal year 2017 operating income is 90% or less than the target amount.

•	If our fiscal year 2017 net sales exceed the net sales performance goal, the Adjustment Factor for that Award Component will be 1 plus 16.66 2⁄3 % for each $1 million by which actual performance exceeds the performance goal, up to a maximum bonus of up to 250% of the target bonus allocated to that Award Component. If our fiscal year 2017 net sales are less than the net sales performance goal, the Adjustment Factor for that Award Component will be 1 minus 16.66 2⁄3 % for each $1 million by which actual performance is less than the net sales performance goal, such that no bonus will be paid under the STIP with respect to the net sales Award Component if our fiscal year 2017 operating income is $6 million or more less than the target amount.

The Award Component related to fiscal year 2017 EVA is not subject to adjustment and will be paid only if our fiscal year 2017 EVA equals or exceeds the EVA performance goal.

The amount of a participant’s award under the STIP for fiscal year 2017 will be credited to a book account we maintain (the “Award Bank”). The resultant balance in the participant’s account after crediting the amount of award (the “Bank Balance”) will then be used to determine the participant’s Payout Amount for the plan year.

The “Payout Amount” is equal to the sum of (i) the lesser of (A) the participant’s actual award for the plan year or (B) the participant’s target award for the plan year (“Base Award”) plus (ii) 30% of the participant’s Bank Balance (after deduction of the amount of the Base Award). Thus, only 30% of the amount in excess of the target award will be paid out currently and 70% of such excess will be “banked” and paid out in subsequent years in accordance with the foregoing formula, provided the participant remains employed by us.

If a participant’s employment is terminated for any reason other than death, disability, or retirement, then the participant will forfeit any interest in the participant’s Bank Balance. A participant’s Bank Balance will vest in full and become immediately payable in the event of termination of a participant’s employment due to the participant’s death, disability or retirement. A participant’s Bank Balance will also vest in full and become payable if we undergo a change in control.

The following table sets forth, for each of the participants, the percentage of base salary (the “Target Award Percentage”) that will constitute the participant’s aggregate target award under the STIP for fiscal year 2017.

Name	Target Award Percentage for Fiscal Year 2017
Gregory A. Woods	75%
Joseph P. O’Connell	40%
Michael Morawetz	35%

All payments and awards will be subject to the other provisions and limitations of the STIP, including:

•	Aggregate annual awards under the STIP may not exceed 15% of our consolidated operating income for the applicable fiscal year, determined without deduction for the payment of awards under the STIP.

•	If the EVA performance goal is less than $1 million for any fiscal year, the maximum award to a participant for that year may not exceed an amount equal to two times the participant’s Target Award.

•	Aggregate awards earned must be fully accounted for when determining whether a performance goal based upon operating income has been achieved.

ITEM 5.05	AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

On March 14, 2016, our Board of Directors approved our amended and restated Code of Conduct (the “Amended Code”). Among other things, the Amended Code updates the process for reporting known or suspected violations of the Amended Code and provides additional guidance regarding compliance with antitrust and global trade laws, potential conflict of interest matters and special responsibilities of employees with financial reporting responsibilities. The Amended Plan also includes other administrative changes.

A copy of the Amended Code is attached as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following exhibits are filed herewith

Exhibit No.	Exhibit Description

14.1	Code of Conduct, as amended and restated on March 14, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRO-MED, INC.

Dated: April 1, 2016	By:	/s/ Joseph P. O’Connell
Joseph P. O’Connell
Senior Vice President, Treasurer, and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

14.1	Code of Conduct, as amended and restated on March 14, 2016